UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2006

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410

(Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2006, at the Annual Meeting of Stockholders of Duckwall-ALCO Stores, Inc. (the "Company"), the stockholders approved the Company's Non-Qualified Stock Option Plan for Non-Management Directors (the “Plan”), which had been adopted by the Board of Directors on December 1, 2005, subject to stockholder approval.

Pursuant to the Plan, on May 23, 2006, the compensation committee approved the granting of 20,000 stock options to each of the Company's directors at a purchase price equal to $29.21.  A more detailed description of the terms of the Plan can be found in the Company's definitive proxy statement for the 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2006 (the "Proxy Statement"), in the section entitled "DUCKWALL-ALCO STORES, INC. NON-QUALIFIED STOCK OPTION PLAN FOR NON-MANAGEMENT DIRECTORS" and is incorporated by reference herein.  The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan, filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Copy of the Non-Qualified Stock Option Plan for Non-Management Directors (incorporated by reference to Exhibit A to the Company’s Notice of Annual Meeting and Proxy Statement filed April 28, 2006).

*10.2	Form of Non-Qualified Stock Option Agreement for the grant of Options under Company's Non-Qualified Stock Option Plan for Non-Management Directors.

_____________________

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: May 30, 2006	By: /s/ Michael S. Marcus
Michael S. Marcus
Vice President - Finance and Treasurer

EXHIBIT INDEX

10.1	Copy of the Non-Qualified Stock Option Plan for Non-Management Directors (incorporated by reference to Exhibit A to the Company’s Notice of Annual Meeting and Proxy Statement filed April 28, 2006).

*10.2	Form of Non-Qualified Stock Option Agreement for the grant of Options under Company's Non-Qualified Stock Option Plan for Non-Management Directors.

_____________________

*Filed herewith